UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (239) 301-7000

N/A

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

HVF III Rental Car Backed Note Offerings

On March 30, 2022, Hertz Vehicle Financing III LLC (“HVF III”), a wholly-owned, special-purpose and bankruptcy remote subsidiary of The Hertz Corporation (“THC”), issued three series of notes to unaffiliated third parties: (1) the Series 2022-3 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, and Class C, in an aggregate principal amount equal to $333,333,000 pursuant to the Series 2022-3 Supplement (the “Series 2022-3 Supplement”), dated as of March 30, 2022, among HVF III, as issuer, THC, as administrator, and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee, to the Base Indenture (the “Base Indenture”), dated as of June 29, 2021, which was previously filed as Exhibit 10.7 to the Current Report on Form 8-K filed on July 7, 2021; (2) the Series 2022-4 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, and Class C, in an aggregate principal amount equal to $580,000,000 pursuant to the Series 2022-4 Supplement (the “Series 2022-4 Supplement”), dated as of March 30, 2022, among HVF III, as issuer, THC, as administrator, and BNYM, as trustee, to the Base Indenture; and (3) the Series 2022-5 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, and Class C, in an aggregate principal amount equal to $317,067,000 pursuant to the Series 2022-5 Supplement (the “Series 2022-5 Supplement”), dated as of March 30, 2022, among HVF III, as issuer, THC, as administrator, and BNYM, as trustee, to the Base Indenture. In addition, HVF III also issued (1) the Series 2022-3 Fixed Rate Rental Car Asset Backed Notes, Class D, in an aggregate principal amount equal to $49,808,000, pursuant to the Series 2022-3 Supplement, which were purchased by THC, (2) the Series 2022-4 Fixed Rate Rental Car Asset Backed Notes, Class D, in an aggregate principal amount equal to $86,665,000, pursuant to the Series 2022-4 Supplement, which were purchased by THC and (3) the Series 2022-5 Fixed Rate Rental Car Asset Backed Notes, Class D, in an aggregate principal amount equal to $47,377,000, pursuant to the Series 2022-5 Supplement, which were purchased by THC.

The Series 2022-3 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C and Class D (collectively, the “Series 2022-3 Notes”), the Series 2022-4 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C and Class D (collectively, the “Series 2022-4 Notes”) and the Series 2022-5 Fixed Rate Rental Car Asset Backed Notes, Class A, Class B, Class C and Class D (collectively, the “Series 2022-5 Notes”) are described together below as the “Series 2022 Notes.”

THC utilizes the HVF III securitization platform, which consists of both variable funding notes and medium term notes, such as the Series 2022 Notes issued in the offerings described herein, to finance its U.S. rental car fleet. Subject to certain conditions, additional notes may be issued in the future under the Base Indenture.

The Series 2022 Notes were issued with the following terms:

Notes Issued	Principal	Interest Rate	Expected Final Payment Date	Legal Final Payment Date
Series 2022-3
Class A	$258,620,000	3.37%	March 2024	March 2025
Class B	$40,230,000	3.86%	March 2024	March 2025
Class C	$34,483,000	4.35%	March 2024	March 2025
Class D	$49,808,000	6.31%	March 2024	March 2025

Series 2022-4
Class A	$450,000,000	3.73%	September 2025	September 2026
Class B	$70,000,000	4.12%	September 2025	September 2026
Class C	$60,000,000	4.61%	September 2025	September 2026
Class D	$86,665,000	6.56%	September 2025	September 2026

Series 2022-5
Class A	$246,000,000	3.89%	September 2027	September 2028
Class B	$38,267,000	4.28%	September 2027	September 2028
Class C	$32,800,000	4.82%	September 2027	September 2028
Class D	$47,377,000	6.78%	September 2027	September 2028

The Series 2022-3 Class B Notes are subordinated to the Series 2022-3 Class A Notes. The Series 2022-3 Class C Notes are subordinated to the Series 2022-3 Class A Notes and the Series 2022-3 Class B Notes. The Series 2022-3 Class D Notes are subordinated to the Series 2022-3 Class A Notes, the Series 2022-3 Class B Notes, and the Series 2022-1 Class C Notes.

The Series 2022-4 Class B Notes are subordinated to the Series 2022-4 Class A Notes. The Series 2022-4 Class C Notes are subordinated to the Series 2022-4 Class A Notes and the Series 2022-4 Class B Notes. The Series 2022-4 Class D Notes are subordinated to the Series 2022-4 Class A Notes, the Series 2022-4 Class B Notes, and the Series 2022-4 Class C Notes.

The Series 2022-5 Class B Notes are subordinated to the Series 2022-5 Class A Notes. The Series 2022-5 Class C Notes are subordinated to the Series 2022-5 Class A Notes and the Series 2022-5 Class B Notes. The Series 2022-5 Class D Notes are subordinated to the Series 2022-5 Class A Notes, the Series 2022-5 Class B Notes, and the Series 2022-5 Class C Notes.

Unless an amortization event occurs, HVF III is not required to make any principal payments on (i) the Series 2022-3 Notes until October 2023, (ii) the Series 2022-4 Notes until April 2025 and (iii) the Series 2022-5 Notes until April 2027. Beginning in October 2023 for the Series 2022-3 Notes, April 2025 for the Series 2022-4 Notes and April 2027 for the Series 2022-5 Notes, HVF III is expected to make a payment of one-sixth of the initial principal amount until repayment is made in full on the applicable legal final payment date for such series of notes in March 2025, September 2026 and September 2028, respectively.

The occurrence and continuation of an amortization event related to the Series 2022 Notes may result in HVF III being required to pay principal on the Series 2022 Notes earlier than anticipated. Amortization events include, among other things, the failure to pay principal or interest in a timely manner, the failure to maintain sufficient assets compared to the outstanding amount of debt, the failure to maintain sufficient liquidity in the form of reserve accounts or letters of credit, the presence of certain liens on HVF III’s assets, any misrepresentations by HVF III, any covenant defaults and defaults by either HVF III or THC, as administrator of HVF III under the Administration Agreement dated as of June 29, 2021, which was previously filed as Exhibit 10.9 to the Current Report on Form 8-K filed on July 7, 2021. In the event that one or more amortization events occurs and is continuing, holders of the Series 2022 Notes may force HVF III or BNYM on their behalf to sell vehicles and, if a default occurs under the Master Motor Vehicle Operating Lease and Servicing Agreement (HVF III) (the “Lease”) dated as of June 29, 2021, which was previously filed as Exhibit 10.8 to the Current Report on Form 8-K filed on July 7, 2021, the holders of the Series 2022 Notes may force THC and/or DTG Operations, Inc., a wholly-owned indirect subsidiary of THC, each as a lessee under the Lease, to return vehicles for sale by HVF III. Proceeds of any such sales made during the enforcement of remedies are required to repay the Series 2022 Notes and any notes issued by HVF III in the future.

The proceeds of the Series 2022 Notes were used in part to repay the amounts outstanding on HVF III’s Series 2021-A Variable Funding Rental Car Asset Backed Notes. Remaining funds are expected to be used for the future acquisition or refinancing of vehicles to be leased under the Lease.

The foregoing descriptions of the Series 2022 Notes are qualified in their entirety by reference to the complete terms and conditions of the Series 2022-3 Supplement, the Series 2022-4 Supplement and the Series 2022-5 Supplement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated by reference herein.

Amendment to Credit Agreement

On March 31, 2022, THC entered into Amendment No. 3 to its Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated June 30, 2021, by and among THC and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent (as amended by Amendment No. 1 to Credit Agreement, dated as of August 3, 2021, Amendment No. 2 to Credit Agreement, dated as of November 23, 2021 and as it may have been further amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Facility” and, as amended by the Amendment, the “Amended First Lien Credit Facility”). The First Lien Credit Facility provided for, among other things, a senior secured revolving credit facility (the “First Lien RCF”) in an aggregate committed amount of $1.255 billion. The Amendment (i) increases the commitments under the First Lien RCF to an aggregate of $1.475 billion, (ii) increases the sublimit for letters of credit that may be issued under the First Lien RCF from $1.080 billion to $1.375 billion and (iii) implements the change of the First Lien RCF benchmark from USD LIBOR to a SOFR-based rate. At closing of the Amendment, there were no borrowings under the First Lien RCF.

Certain of lenders that are party to the Amended First Lien Credit Facility and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, and other services to THC and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 8.01	Other Events.

In addition to the offerings of the Series 2022 Notes, on March 30, 2022, HVF III effected an increase to the commitments for its Series 2021-A Variable Funding Rental Car Asset Backed Notes, Class A (the “Series 2021-A Notes”). The Series 2021-A Notes were issued under the Series 2021-A Supplement, dated as of June 29, 2021, among HVF III, as issuer, THC, as administrator, Deutsche Bank AG, New York Branch, as program agent and BNYM, as trustee, to the Base Indenture. As a result, the principal amount of Series 2021-A Notes that may be outstanding increased from up to $2.8 billion to up to $3.0 billion. No changes to the terms of the Series 2021-A Notes or the Series 2021-A Supplement, which was previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed on July 7, 2021, were made as a result of the increased commitments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
10.1	Series 2022-3 Supplement, dated as of March 30, 2022, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, and The Bank of New York Mellon Trust Company, N.A., as trustee
10.2	Series 2022-4 Supplement, dated as of March 30, 2022, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, and The Bank of New York Mellon Trust Company, N.A., as trustee
10.3	Series 2022-5 Supplement, dated as of March 30, 2022, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, and The Bank of New York Mellon Trust Company, N.A., as trustee
10.4	Amendment No. 3 dated march 31, 2022 to Credit Agreement dated June 30, 2021, by and among THC and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent
104	Cover Page Interactive Data Faile (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC
THE HERTZ CORPORATION
(each, a Registrant)

Dated: April 1, 2022	By:	/s/ M. David Galainena
		Name:	M. David Galainena
		Title:	Executive Vice President, General Counsel and Secretary